Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
Atlantic Station 201 17th Street NW Suite 1700 Atlanta, GA 30363 T 104.322.6000 | F 404.322.6050 nelsonmullins.com

California | Colorado | District of Columbia | Florida |Georgia| Illinois | Maryland | Massachusetts | Minnesota

New York | North Carolina | Ohio| Pennsylvania | South Carolina | Tennessee | Texas | West Virginia

November 12, 2026

SmartStop Self Storage REIT, Inc.
10 Terrace Road
Ladera Ranch, CA 92694

RE: Shelf Registration Statement of SmartStop Self Storage REIT, Inc. on Form S-3

Prospectus Supplement

Ladies and Gentlemen:

We have acted as counsel to SmartStop Self Storage REIT, Inc, a Maryland corporation (the “Company”) with respect to: (i) the Underwriting Agreement (the “Underwriting Agreement”), dated November 9, 2026, by and among the Company, SmartStop OP, L.P., a Delaware limited partnership (the “Operating Partnership”), each of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC (each, a “Forward Seller” and, collectively, the “Forward Sellers”), and JPMorgan Securities LLC, Wells Fargo Securities, LLC, KeyBanc Capital Markets Inc., BMO Capital Markets Corp. and Truist Securities, Inc., as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), confirming the offer and sale of up to 8,150,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Firm Securities”), and up to an additional 1,222,500 shares that may be sold pursuant to the exercise by the Underwriters of an option (the “Option”) to purchase additional shares of Common Stock (the “Option Securities” and, together with the Firm Securities, the “Company Securities”); (ii) letter agreements, dated November 9, 2026 (each an “Initial Forward Sale Agreement” and, collectively, the “Initial Forward Sale Agreements”) by and between the Company and each of JP Morgan Chase Bank, National Association and Wells Fargo Bank, National Association (each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”); and (iii) letter agreements, dated November 11, 2026 (each an “Option Forward Sale Agreement” and, collectively, the “Option Forward Sale Agreements” and together with the Initial Forward Sale Agreements, the “Forward Sale Agreements”) by and between the Company and each of the Forward Purchasers, the Underwriters having exercised the Option in full on November 10, 2026. Capitalized terms used in this opinion letter without definition shall have the meanings ascribed to such terms in the Underwriting Agreement.

The Company will issue, sell and/or deliver up to 14,058,750 shares of Common Stock (the “Confirmation Shares”), upon settlement of one or more Forward Sale Agreements. Pursuant to the Underwriting Agreement: (i) the Company will issue and sell any Company Top-Up Underwritten Securities to the Underwriters; (ii) the Forward Sellers, severally and not jointly, will sell Borrowed Underwritten Securities to the Underwriters; (iii) because the Option has been exercised by the Underwriters, the Company will issue and sell any Company Top-Up Option Securities to the Underwriters; and (iv) because the Option has been exercised by the Underwriters, the Forward Sellers will sell the Borrowed Option Securities to the Underwriters.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

California | Colorado | District of Columbia | Florida |Georgia| Illinois | Maryland | Massachusetts | Minnesota

New York | North Carolina | Ohio| Pennsylvania | South Carolina | Tennessee | Texas | West Virginia

SmartStop Self Storage REIT, Inc

STYLEREF DateStyle November 12, 20263

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1.
The Registration Statement on Form S-3 (File No. 333-292583) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 5, 2026 (such registration statement at the time it was filed, and including the documents incorporated by reference therein, the “Registration Statement”), which Registration Statement was effective upon filing;
2.
The Prospectus, dated January 5, 2026 (the “Base Prospectus”), as supplemented by a Preliminary Prospectus Supplement, dated November 9, 2026, and the final Prospectus Supplement, dated November 10, 2026 (together with the Base Prospectus, the “Prospectus”), relating to the offering and sale of the Shares, each in the form in filed with the SEC under the Securities Act;
3.
The Second Articles of Amendment and Restatement of the Company, together with all Articles Supplementary, Articles of Merger, and Articles of Amendment filed to date, as in effect on the date hereof (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
4.
The Second Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;
5.
A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
6.
One or more certificates of an officer of the Company, dated the date hereof, attesting to certain matters, including the resolutions adopted by the Board of Directors of the Company, and a duly authorized committee (collectively, the “Resolutions”), relating to, among other matters, the registration, offering and sale of the Confirmation Shares, any Company Top-Up Underwritten Securities and any Company Top-Up Option Securities, and the issuance, sale and/or delivery of the Confirmation Shares, any Company Top-Up Underwritten Securities, and any Company Top-Up Option Securities;
7.
The Underwriting Agreement;
8.
The Forward Sale Agreements, each between the Company and a Forward Purchaser in relation to the offering and sale of the Shares; and
9.
Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinions set forth below, we have assumed the following:

1.
Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.
Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.
Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

SmartStop Self Storage REIT, Inc

STYLEREF DateStyle November 12, 20264

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4.
All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion letter from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.
The Confirmation Shares, any Company Top-Up Underwritten Securities, and any Company Top-Up Option Securities will not be issued or transferred in violation of any restrictions or limitations on transfer and ownership of shares of stock of the Company contained in Article VI of the Charter.

6.
Upon the issuance of any Confirmation Shares, any Company Top-Up Underwritten Securities, or any Company Top-Up Option Securities, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.
The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
2.
The issuance of the Confirmation Shares has been duly authorized and, when and if issued and delivered by the Company against payment therefor in accordance with the applicable Forward Sale Agreements, the Resolutions, the Registration Statement and the Prospectus, the Confirmation Shares will be validly issued, fully paid and nonassessable.

3.
The issuance of any Company Top-Up Underwritten Securities and any Company Top-Up Option Securities has been duly authorized and, when and if issued and delivered by the Company against payment therefor in accordance with the Underwriting Agreement, the Resolutions, the Registration Statement and the Prospectus, the Company Top-Up Underwritten Securities and any Company Top-Up Option Securities will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinions are expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinions expressed herein are subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

SmartStop Self Storage REIT, Inc

STYLEREF DateStyle November 12, 20265

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The opinions expressed herein are limited to the matters specifically set forth herein and no other opinions shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K (the “Current Report”), to be incorporated by reference in the Registration Statement and to the use of the name of our firm under the caption “Legal Matters” in the Prospectus and Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC under the Securities Act.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

NELSON MULLINS RILEY & SCARBOROUGH LLP